EXECUTION COPY

                    EIGHTH AMENDMENT, dated as of August 1, 2003 (this “Eighth Amendment”) to the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002 and the Seventh Amendment, dated as of June 27, 2003 (as amended, supplemented or otherwise modified, the “Credit Agreement”) among  (i) DDi Capital Corp., formerly known as Details Capital Corp. (the “Company”); (ii) Dynamic Details, Incorporated, formerly known as Details, Inc. (“Details”); (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc. (“DDISV”, and collectively with Details, the “Borrowers”); (iv) the several banks and other financial institutions from time to time parties thereto, (individually, a “Lender,” and collectively, the “Lenders”); (v) Bankers Trust Company, as documentation and co-syndication agent; and (vi) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent”), and all collateral and ancillary documentation entered into in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Loan Documents”).  Terms defined in the Credit Agreement shall be used in this Eighth Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H :

                    WHEREAS, pursuant to the Loan Documents the Lenders agreed to make, and have made, certain Loans to the Borrowers;

                    WHEREAS, on the date hereof, the Borrowers and Lenders have entered into  Restructuring Support Agreement, dated as of August 1, 2003, by and among (i) DDi Corp., DDi Intermediate Holdings Corp., the Company, the Borrowers and certain of their respective subsidiaries and affiliates, and (ii) the Lenders (the “Restructuring Support Agreement”) in order to further the implementation of  the Restructuring Transaction (as defined in the Restructuring Support Agreement) subject to the terms and conditions set forth therein;

                    WHEREAS, as part of the Restructuring Transaction, the Borrowers are required to maintain and fund a Reserved Cash Account (the “Reserved Cash Account”) and a JPM Controlled Account (the “JPM Controlled Account”) on the terms set forth herein and in the Budget and Funding Mechanism (as defined in the Restructuring Support Agreement); and

                    WHEREAS, the Company and the Borrowers have requested that the Lenders amend, and the Lenders have agreed to amend, certain of the provisions of the Credit Agreement in order to facilitate the Restructuring Transaction, but only upon the terms and subject to the conditions set forth below;

                    NOW, THEREFORE, the parties hereto hereby agree as follows:

                    1.     Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by amending and restating the following definition in its entirety:

“Extended Amortization Date” shall mean the date that is the earliest to occur of  (x) August 8, 2003, which date shall automatically be extended to January 30, 2004  if the Plan Support Agreement is effective on or before August 8, 2003 or (y) the occurrence of a Termination Event (as defined in the Restructuring Support Agreement) that is not waived.

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(b) by deleting the definition of “JPMorgan Chase Bank Qualified Account” in its entirety and by replacing it with the following definition:

“Reserved Cash Account” shall mean the account held by JPMorgan Chase Bank, solely in its capacity as the bank administering the deposit account, with account number 323-247490, in which the Administrative Agent has a perfected first priority security interest on terms and conditions satisfactory to the Administrative Agent.

and replacing all references throughout the Credit Agreement to the term “JPMorgan Chase Bank Qualified Account” with the term “Reserved Cash Account”.

(b) by adding the following new definitions in the proper alphabetical order:

“Eighth Amendment”: the Eighth Amendment, dated as of August 1, 2003, to this Agreement.

“Eighth Amendment Effective Date”: shall mean August 1, 2003.

“JPM Controlled Account” shall mean the account held by JPMorgan Chase Bank, solely in its capacity as the bank administering the deposit account, with account number 304-159514, in which the Administrative Agent has a perfected first priority security interest on terms and conditions satisfactory to the Administrative Agent.

“JPM Controlled Account Control Agreement”:  shall mean the Deposit Account Control Agreement with respect to the JPM Controlled Account, dated as of August 1, 2003 by and among (i) Details, (ii) DCI, (iii) JPMorgan Chase Bank and (iv) the Administrative Agent.

“Plan Support Agreement”: shall mean the Plan Support Agreement in the form attached as Exhibit B to the Restructuring Support Agreement.

“Reserved Cash Control Agreement”:  shall mean the Deposit Account Control Agreement with respect to the Reserved Cash Account dated as of June 28, 2002, as amended August 1, 2003, by and among (i) Details, (ii) JPMorgan Chase Bank and (iii) the Administrative Agent.

“Restructuring Support Agreement”: shall mean that certain Restructuring Support Agreement by and among (i) DDi Corp., DDi Intermediate Holdings Corp., the Company, the Borrowers and their respective subsidiaries and affiliates, and (ii) the Lenders.

“Restructuring Transaction”: shall have the meaning ascribed to such term in the Restructuring Support Agreement.

                    2.     Amendment to Section 2.3.  Each of subsections 2.3(a) and (b) of the Credit Agreement is hereby amended by deleting “September 30, 2003” and “December 31, 2003” where it appears therein, respectively, and substituting in lieu thereof “Extended Amortization Date”.

                    3.     Amendment to Section 6.  Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.15 immediately following Section 6.14:

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                    “6.15.     Reserved Cash Account.”  The Borrowers hereby agree to maintain a minimum balance of $7,500,000 in the Reserved Cash Account at all times.  Commencing on and after the Eighth Amendment Effective Date:  (a) until such time as a Notice of Sole Control (as defined in the Reserved Cash Control Agreement) has been issued by the Administrative Agent, any and all interest that accrues on such initial deposit in the Reserved Cash Account shall be available to the Borrowers; (b)  the Borrowers agree that Required Lenders may direct the Administrative Agent to issue a Notice of Sole Control  at any time in their sole and absolute discretion as provided in the Reserved Cash Control Agreement; and (c) upon the occurrence of a Termination Event (as defined in the Restructuring Support Agreement), unless waived pursuant to the Restructuring Support Agreement, but in any event, no later than three (3) business days after the occurrence of such Termination Event, the Lenders may exercise at any time any or all of their rights, remedies, powers and privileges including but not limited to the right to seize, set-off or otherwise direct the use of funds in the Reserved Cash Account, and commence enforcement and collection actions, under the Credit Agreement and the other Loan Documents and applicable law.

                    4.     Amendment to Section 7.2(m).  Section 7.2(m) of the Credit Agreement is hereby amended by deleting the word “Seventh” and substituting the word “Eighth” in lieu thereof.

                    5.     Amendment to Section 11.3.  Section 11.3 of the Credit Agreement is hereby amended by adding the following sentence immediately following the end of the last sentence of such Section.

“Without limiting the generality of the foregoing, notwithstanding the Lenders’ execution of the Restructuring Support Agreement, the Budget and Funding Agreement (as defined in the Restructuring Support Agreement) and any other document entered into in connection with the Restructuring Transaction, nothing contained therein shall, nor shall any non-exercise of the Lenders’ right and remedies in connection with the Restructuring Transaction, constitute a waiver of, or otherwise affect, any of the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and applicable law.”

                    6.     Amount of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that, on and as of the Eighth Amendment Effective Date, the Obligations include, without limitation, the aggregate amount of $ 72,892,916.17 in respect of face amount of undrawn Letters of Credit and outstanding unpaid principal Obligations under the Loan Documents.

                    7.     Acknowledgment of Events of Default.  Each of the Borrowers and the Company jointly and severally hereby acknowledges that (a) the Existing Events of Default set forth on Schedule 1 hereto (the “Existing Events of Default”) have occurred and continue to exist as of the Eighth Amendment Effective Date, and each of the Borrowers and the Company represents and warrants to the Administrative Agent and the Lenders that no other Event of Default has occurred and continues to exist as of the Eighth Amendment Effective Date, (b) the Scheduled Expected Events of Default set forth on Schedule 2 hereto (the “Scheduled Expected Events of Default”)  have not occurred as of the Eighth Amendment Effective Date but are expected to occur and continue through the Restructuring Period (as defined in the RSA); and (c) the occurrence and continuance of the Existing Events of Default (except solely with respect to the Reserved Cash Account) and the Scheduled Expected Events of Default (upon becoming an Event of Default) entitle the Administrative Agent and the Lenders to at any time exercise all of their rights and remedies and to commence enforcement and collection actions under the Credit Agreement and the other Loan Documents and applicable law.

                    8.     The Collateral.  Each Grantor jointly and severally ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the liens and security interests

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granted to secure all of the Obligations (as defined in the Guarantee and Collateral Agreement) of such Grantor to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guarantee and Collateral Agreement.  Each Grantor jointly and severally acknowledges and agrees that all such liens and security interests granted by such Grantor shall continue to secure the Obligations (as defined in the Guarantee and Collateral Agreement) from and after the Eighth Amendment Effective Date.  Each Grantor jointly and severally hereby represents and warrants to the Administrative Agent and the Lenders that pursuant to the Guarantee and Collateral Agreement, the Obligations (as defined in the Guarantee and Collateral Agreement) are secured by liens on and security interest in all of such Grantor’s assets.

                    9.     Validity of Obligations.  Each of the Borrowers and the Company jointly and severally acknowledges and agrees that (i) each of the Borrowers is truly and justly indebted to the Lenders and the Administrative Agent for the Obligations, without defense, counterclaim or offset of any kind, and each Borrower ratifies and reaffirms the validity, enforceability and binding nature of such Obligations, (ii) neither Borrower has any claim, right or cause of action of any kind against any Lender, the Administrative Agent or any of such Lender’s or the Administrative Agent’s present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents (collectively with their respective successors and assigns, the “Lender Parties”) in connection with the Obligations, the Credit Agreement and the other Loan Documents and this Eighth Amendment, or the transactions contemplated hereby and thereby and (iii) each Lender and the Administrative Agent has heretofore properly performed and satisfied in a timely manner all of its obligations under the Loan Documents.

                    10.     Reservation of Rights.  Each of the Company and the Borrowers jointly and severally acknowledges and agrees that, (a) the Lenders shall preserve all rights, remedies, power or privileges set forth in the Credit Agreement and the other Loan Documents and under applicable law, (b) nothing contained herein shall in any way (i) limit or otherwise prejudice any right, remedy, power or privilege which the Lenders or the Administrative Agent may not have or may have in the future under or in connection with the Credit Agreement or any other Loan Document and applicable law, or diminish any of the obligations of the Company and the Borrowers or any of their respective Subsidiaries contained in the Credit Agreement or any other Loan Document or (ii) waive any Default or Event of Default (including any Existing Event of Default or Scheduled Expected Event of Default), (c) the current non-exercise of rights and remedies by the Administrative Agent and the Lenders in respect of the Existing Events of Default shall not be construed as a waiver of any such Events of Default, (d) any acceptance by the Lenders of a payment of principal or interest in an amount less than the full amount of principal or interest due and payable under the Credit Agreement and the other Loan Documents shall not constitute a waiver of any rights and remedies by the Administrative Agent and the Lenders in respect thereof and (e) the Administrative Agent and the Lenders have the right, and have reserved their right, to invoke fully any or all of such rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents and applicable law in respect of the Existing Events of Default, the Scheduled Expected Events of Default and any other Events of Default that may now exist or hereafter occur.  The rights, remedies, powers and privileges of the Administrative Agent and the Lenders provided under this Eighth Amendment and the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                    11.     Payment of Fees and Expenses.  The Borrowers agree to pay or reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this Eighth Amendment, any documents prepared in connection herewith and the transactions contemplated hereby and any outstanding amounts relating thereto to the Administrative Agent’s professional advisors including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, and the reasonable fees, charges and disbursements ofFTI Consulting, subject to the Administrative Agent’s approval of such fees.

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                    12.     No Change.  Except as expressly provided herein, no term or provision of the Credit Agreement or any other Loan Document shall be amended, waived, modified, consented to or supplemented, and each term and provision of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

                    13.     Effectiveness.  This Eighth Amendment shall become effective upon the satisfaction of the following conditions precedent and will be deemed to be effective as of August 1, 2003 (the “Eighth Amendment Effective Date”):

                    (a)     counterparts hereof duly executed by Company, the Borrowers and the Administrative Agent on its behalf and on behalf of each of the Lenders; the execution and delivery of this Eighth Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof;

                    (b)     a copy of resolutions of each Borrower, certified by the Secretary of such Borrower, authorizing the execution, delivery and performance of this Eighth Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

                    (c)     a certificate of each of the Borrowers, dated as of the date hereof, as to the incumbency and signature of the officers of such Borrower executing this Eighth Amendment, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

                    (d)     such other documents, instruments and agreements with respect to the matters contemplated by this Eighth Amendment as the Administrative Agent reasonably shall request, and all such documents, instruments and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent;

                    (e)     the Borrowers and the Company shall have satisfied paragraph 3 of the Budget and Funding Mechanism; and

                    (f)     the Borrowers shall have transferred and deposited all funds on deposit in Account # 209-14469 established with Bank of America into the JPM Controlled Account

                    14.     Counterparts.  This Eighth Amendment may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                    15.     GOVERNING LAW.  THIS EIGHTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ John Stumpf

Title:	Chief Financial Officer (CFO)

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf

Title:	CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf

Title:	CFO

JPMorgan Chase Bank, as
Administrative Agent, Collateral Agent, Co-
Syndication Agent and as a Lender

By:	/s/ Jonathan Katz

Title:	Vice President

JPMorgan Chase Bank,
on behalf of the Lenders

By:	/s/ Jonathan Katz

Title:	Vice President

                    Each of the undersigned hereby consents to the foregoing Eighth Amendment and hereby confirms, reaffirms and restates that its obligations under or in respect of the Credit Agreement and the documents related thereto to which it is a party are and shall remain in full force and effect after giving effect to the foregoing Eighth Amendment.

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ Timothy Donnelly

Title:	Vice President

DYNAMIC DETAILS TEXAS, L.P.

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ Timothy Donnelly

Title:	Vice President

By:	DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ Timothy Donnelly

Title:	Vice President

SCHEDULE I

Existing Events of Default

The following Events of Default have occurred as of the Eighth Amendment Effective Date:

1.	Failure to meet minimum Consolidated EBITDA for the fiscal quarter ending December 31, 2002 (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

2.	Failure to maintain minimum Liquidity Amount from and after December 31, 2002 (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

3.	Failure to maintain minimum Liquidity Amount (See Section 7.1(a) and Section 8(c) of the Credit Agreement)

4.	Failure to meet the Consolidated Senior Leverage Ratio covenant (See Section 7.1(b) and Section 8(c) of the Credit Agreement)

5.	Failure to meet minimum Consolidated EBITDA (See Section 7.1(d) and Section 8(c) of the Credit Agreement)

6.	Failure to meet minimum Consolidated Revenue (See Section 7.1(e) and Section 8(c) of the Credit Agreement)

7.

Audited consolidated financial statements for the fiscal year ended December 31, 2002 issued by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing with a “going concern” or like qualification or exception (See Section 6.1(a) and Section 8(d) of the Credit Agreement)

8.	Failure to make interest payments on the 5 ¼ Notes, the 6 ¼ Notes and the 12 ½% Senior Discount Notes (See Section 8(e) of the Credit Agreement)

9.	Default under the Hedge Agreement.

Schedule II

Scheduled Expected Events of Default

The following Events of Default have not occurred as of the Eighth Amendment Effective Date but are expected to occur and continue during the Restructuring Period.

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